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                                                           EXHIBIT 10.65




                              GROUND LEASE GUARANTY

            FOR VALUE RECEIVED, and in consideration for, and as an inducement to, Wolf Mountain Resorts, L.C., a Utah limited liability company ("Landlord"), to enter into that certain Ground Lease Agreement dated July 3, 1997 (the "Lease"), by and between Landlord and ASC Utah, Inc., a Maine corporation ("Tenant"), the undersigned hereby unconditionally guarantees to Landlord, its successors and assigns, the payment of the rent, additional rental and all other payments to be made by Tenant under the Lease and the full performance and observance by Tenant of all the other terms, covenants, conditions and agreements as and when therein provided to be performed and observed by Tenant, for which the undersigned shall be jointly and severally liable with Tenant, without requiring any notice of nonpayment, nonperformance or nonobservance other than any notices required to be provided to Tenant under the terms of the Lease, all of which the undersigned hereby expressly waives, and the undersigned expressly agrees that Landlord may proceed against the undersigned separately or jointly before or after or simultaneously with proceeding against Tenant for default and that this Guaranty shall not be terminated, affected or impaired in any way or manner whatsoever by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of said Lease, or by reason of summary or other proceedings against Tenant or by reason of any extension of time or indulgence granted by Landlord to Tenant. The undersigned further covenants and agrees (1) that the undersigned will be bound by all the provisions, terms, conditions, restrictions and limitations contained in the Lease, the same as though the undersigned was named therein as Tenant; and (2) that this Guaranty shall be absolute and unconditional and shall remain and continue in full force and effect as to any renewal, extension, amendment, addition, assignment, sublease, transfer, or other modification of the Lease, whether or not the undersigned shall have knowledge or have been notified of or agreed or consented to any such renewal, extension, amendment, addition, assignment, sublease, transfer, or other modification of the Lease. If Landlord at any time is compelled to take any action or proceeding in court or otherwise to enforce or compel compliance with the terms of this Guaranty, the undersigned shall, in addition to any other rights or remedies to which Landlord may be entitled hereunder or a matter of law or in equity, be obligated to pay all costs, including attorneys' fees, incurred or expended by Landlord in connection therewith. Further, the undersigned hereby covenants and agrees to assume the Lease and to perform all of the terms and conditions thereunder for the balance of the original term of the Lease should the Lease be disaffirmed by any Trustee in bankruptcy for Tenant, or at the option of Landlord, the undersigned shall, in the event of Tenant's bankruptcy make and enter into a new lease for the balance of the original term, which the new lease shall be in form and substance identical to the Lease. All obligations and liabilities of the undersigned pursuant to this Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of the undersigned. This Guaranty shall be governed by and construed in accordance with the laws of the State of Utah.

      DATED: July 3, 1997.

                                          ASC HOLDINGS, INC.


                                          By: /s/ Julianne Cloutier
                                              ---------------------------
                                          Name: Julianne Cloutier
                                                -------------------------
                                          Title: Vice President
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